SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

PEOPLES FEDERAL BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-165525	Aplied For
State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
Identification No.)		of Incorporation)

435 Market Street, Brighton, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 254-0707

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 8.01                      Other Events

On June 17, 2010, Peoples Federal Bancshares, Inc. issued a press release announcing that the offering period for the subscription offering in connection with the mutual to stock conversion of Peoples Federal MHC expired, as scheduled, on June 14, 2010.  Based upon preliminary results, orders for approximately $88 million of stock were received in the subscription offering.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                                Press Release dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      PEOPLES FEDERAL BANCSHARES, INC.

DATE: June 22, 2010	By: /s/ Maurice H. Sullivan
Maurice H. Sullivan Jr.
Chief Executive Officer